Exhibit 99.01


T 732-544-5544 F 732-544-5404 25 Christopher Way, Eatontown, NJ 07724
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                                                                  ww.qmedinc.com

NEWS RELEASE



Contact: Robert Mosby, QMed, Inc., 732-544-5544 x1107


       QMed, Inc. 2004 Full Year and Q4 Results Available 27 January 2005
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Eatontown, New Jersey, January 5, 2005 - QMed, Inc. (NASDAQ Symbol: QMED) today announced that that its Year End and profitable fourth Quarter results will be released after the close of business on January 27th, 2005.

About QMed, Inc.
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QMed, Inc., provides DM services to patients and physicians around the country through its health plan customers. The Company has been selected in two Medicare Demonstrations to test the feasibility of reimbursing its care coordinated DM services in the vast Medicare fee-for-service program. In addition, QMed is the largest DM service provider to Medicare managed care plans. More information on QMed, Inc. can be obtained at www.qmedinc.com, by calling (732) 544-5544 or by emailing investor@qmedinc.com.


Except for historical information contained herein, matters discussed in this news release are forward-looking statements that involve risks and uncertainties. They include but are not limited to those relating to the timely implementation of programs, the impact of competitive product introductions, acceptance and pricing, and those risks detailed in the Company's filings with the Securities and Exchange Commission (SEC). Actual results may differ materially from any forward-looking statements due to these risks and uncertainties.

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